   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 28, 1997

                                                               FILE NO. 333-

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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                               ----------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                               ----------------
                      VIRGINIA ELECTRIC AND POWER COMPANY
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                               ----------------
              VIRGINIA                                 54-0418825
   (STATE OR OTHER JURISDICTION OF                  (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)                IDENTIFICATION NUMBER)

             ONE JAMES RIVER PLAZA, RICHMOND, VIRGINIA 23219-3932
                                (804) 771-3000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANTS' PRINCIPAL EXECUTIVE OFFICES)
                               ----------------
J. KENNERLY DAVIS, JR., VICE PRESIDENT -- FINANCE AND ADMINISTRATIVE SERVICES,
                       TREASURER AND CORPORATE SECRETARY
           PHILIP W. NICHOLS, COORDINATOR -- FINANCE ADMINISTRATION
                      VIRGINIA ELECTRIC AND POWER COMPANY
                             ONE JAMES RIVER PLAZA
                         RICHMOND, VIRGINIA 23219-3932
                                (804) 771-3000
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                  COPIES TO:
      JOHN J. BEARDSWORTH, JR.                    ROBERT L. BURRUS, JR.
          HUNTON & WILLIAMS                 MCGUIRE, WOODS, BATTLE & BOOTHE,
        951 EAST BYRD STREET                             L.L.P.
    RICHMOND, VIRGINIA 23219-4074                   ONE JAMES CENTER
                                              RICHMOND, VIRGINIA 23219-4030

                               ----------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the Registration Statement becomes effective.
  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE
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
                                               PROPOSED
                                               MAXIMUM        PROPOSED
                                              AGGREGATE       MAXIMUM
                                               OFFERING      AGGREGATE
  TITLE OF EACH CLASS OF      AMOUNT TO BE    PRICE PER       OFFERING       AMOUNT OF
SECURITIES TO BE REGISTERED    REGISTERED    SECURITY(1)      PRICE(1)    REGISTRATION FEE
------------------------------------------------------------------------------------------
Junior Subordinated
 Debentures............       $400,000,000       100%       $400,000,000      $121,212

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(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

                               ----------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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

PROSPECTUS

                                 $400,000,000

                      VIRGINIA ELECTRIC AND POWER COMPANY

                        JUNIOR SUBORDINATED DEBENTURES

                              ------------------

  Virginia Electric and Power Company, a Virginia public service corporation (the Company), intends to offer, from time to time, in one or more transactions, up to $400,000,000 aggregate principal amount of junior subordinated debt securities (Junior Subordinated Debentures) in one or more series at prices and on terms to be determined at the time or times of sale. The aggregate principal amount, rate of interest, (which may be fixed or variable) or method of calculation thereof, interest payment dates, maturity, initial public offering price, provision of security, any terms for redemption, any sinking fund provisions, any subordination or interest deferral provisions, the names of underwriters or agents, the principal amounts to be purchased by the underwriters, the compensation of such underwriters or agents and other specific terms of each series of Junior Subordinated Debentures in respect of which this Prospectus is being delivered will be set forth, to the extent applicable, in an accompanying prospectus supplement (the Prospectus Supplement). If applicable, the Prospectus Supplement will also contain information concerning certain United States federal income tax considerations. The Junior Subordinated Debentures will be unsecured and subordinate and junior in right of payment to all Senior Indebtedness (as defined in "Description of Junior Subordinated Debentures-- Subordination") of the Company.

                              ------------------

THESE  SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE  SECURITIES AND
 EXCHANGE  COMMISSION  OR  ANY  STATE   SECURITIES  COMMISSION  NOR  HAS  THE
  SECURITIES  AND EXCHANGE  COMMISSION  OR ANY  STATE SECURITIES  COMMISSION
   PASSED  UPON   THE  ACCURACY  OR   ADEQUACY  OF  THIS   PROSPECTUS.  ANY
    REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              ------------------

  The Company intends to sell the Junior Subordinated Debentures through underwriters, dealers, agents or directly to a limited number of purchasers. The names of, and the principal amounts to be purchased by or through, underwriters, dealers or agents, if any, the compensation of such persons and other special terms in connection with the offering and sale of such Junior Subordinated Debentures will be set forth in the Prospectus Supplement. See "Plan of Distribution" herein. The Prospectus Supplement will state whether the Junior Subordinated Debentures will be listed on any national securities exchange or the Nasdaq National Market. There can be no assurance that a secondary market for the Junior Subordinated Debentures will develop.

  This Prospectus may not be used to consummate sales of Junior Subordinated Debentures unless accompanied by a Prospectus Supplement.

                              ------------------

                   The Date of this Prospectus is    , 1997

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the Exchange Act), and in accordance therewith, files periodic and current reports, and other information with the Securities and Exchange Commission (the Commission). Such reports and other information filed by the Company can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Citicorp Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a Worldwide Web site (address: http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. In addition, such reports and other information concerning the Company can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

  The Company has filed with the Commission a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the Registration Statement) under the Securities Act of 1933, as amended (the Securities Act) with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement and the exhibits and the financial statements, notes and schedules filed as a part thereof or incorporated by reference therein, which may be inspected at the public reference facilities of the Commission, at the addresses set forth above. Statements made in this Prospectus concerning the contents of any documents referred to herein are not necessarily complete, and in each instance are qualified in all respects by reference to the copy of such document filed as an exhibit to the Registration Statement.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed by the Company with the Commission are incorporated into this Prospectus by reference:

    1. the Company's Annual Report on Form 10-K for the year ended December 31, 1995.

    2. the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996; June 30, 1996 and September 30, 1996.

  Each document or report filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of any offering of securities made by this Prospectus shall be deemed to be incorporated by reference into this Prospectus and to be a part of this Prospectus from the date of filing of such document. Any statement contained herein, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

  The Company will provide without charge to any person to whom this Prospectus is delivered, on the written or oral request, a copy of any or all of the foregoing documents incorporated by reference herein (other than exhibits not specifically incorporated by reference into the texts of such documents). Requests for such documents should be directed to: Virginia Electric and Power Company, One James River Plaza, Richmond, Virginia 23219-3932, Attention: Corporate Secretary, Telephone: (804) 771-3000.

                                  THE COMPANY

  The Company was incorporated in Virginia in 1909 and has its principal office at One James River Plaza, Richmond, Virginia 23219-3932, telephone
(804) 771-3000. The Company is a wholly-owned subsidiary of Dominion Resources, Inc.

  The Company is a regulated public utility engaged in the generation, purchase, transmission, distribution and sale of electric energy within a 30,000 square mile service area in Virginia and in northeastern North Carolina. It transacts business under the name Virginia Power in Virginia and under the name North Carolina Power in North Carolina. Its Virginia service area comprises about 65% of Virginia's total land area but accounts for over 80% of its population.

                                USE OF PROCEEDS

  As more specifically set forth in the applicable Prospectus Supplement, the Company proposes to apply the proceeds from the sale of the Junior Subordinated Debentures to redeem or repay, in accordance with their terms, certain securities previously issued by the Company, together with any costs related to the redemption or repayment thereof, or for corporate capital requirements.

                 DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

  The Junior Subordinated Debentures of each series are to be issued under an Indenture, as supplemented or amended from time to time (as so supplemented or amended, the Indenture), between the Company and The Chase Manhattan Bank (formerly known as Chemical Bank), as trustee (the Trustee). This summary of certain terms and provisions of the Junior Subordinated Debentures and the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Indenture, the form of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and to the Trust Indenture Act of 1939, as amended (the Trust Indenture
Act). The Indenture is qualified under the Trust Indenture Act. Whenever particular defined terms of the Indenture (as supplemented or amended from time to time) are referred to herein or in a Prospectus Supplement, such defined terms are incorporated herein or therein by reference.

GENERAL

  The Junior Subordinated Debentures will rank pari passu with all other series of Junior Subordinated Debentures (including any Junior Subordinated Debentures issued to a trust) and will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the Indenture to all Senior Indebtedness of the Company. See "--Subordination."

  Except as otherwise provided in the applicable Prospectus Supplement, the Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Company, whether under the Indenture or any other indenture that the Company may enter into in the future or otherwise. See "-- Subordination" and the Prospectus Supplement relating to any offering of Junior Subordinated Debentures.

  THE INDENTURE DOES NOT CONTAIN PROVISIONS THAT AFFORD HOLDERS OF JUNIOR SUBORDINATED DEBENTURES PROTECTION IN THE EVENT OF A HIGHLY LEVERAGED TRANSACTION INVOLVING THE COMPANY. HOWEVER, ANY SUCH TRANSACTION WOULD REQUIRE REGULATORY APPROVAL, AND MANAGEMENT OF THE COMPANY BELIEVES SUCH APPROVAL WOULD BE UNLIKELY FOR A TRANSACTION THAT WOULD RESULT IN THE COMPANY HAVING A HIGHLY LEVERAGED CAPITAL STRUCTURE.

  The Indenture does not limit the aggregate amount of Junior Subordinated Debentures that may be issued thereunder and the Indenture provides that Junior Subordinated Debentures will be issuable in one or more series pursuant to an indenture supplemental to such Indenture or a resolution of the Company's Board of Directors or a committee thereof.

  The applicable Prospectus Supplement or Prospectus Supplements will describe the following terms of the Junior Subordinated Debentures: (1) the title of the Junior Subordinated Debentures; (2) the aggregate principal amount of the Junior Subordinated Debentures; (3) the date or dates on which the principal of the Junior Subordinated Debentures is payable (the Stated Maturity) or the method of determination thereof, including any extension thereof; (4) the method, rate or rates, if any, at which the Junior Subordinated Debentures shall bear interest, the interest payment dates on which any such interest shall be payable, the right, if any, of the Company to defer or extend an interest payment date (any period during which the payment of interest is deferred or extended being referred to herein as an Extension Period) and the regular record date for any interest payable on any interest payment date or the method by which any of the foregoing shall be determined; (5) any period or periods within or date or dates on which, the price or prices at which and the terms and conditions upon which Junior Subordinated Debentures may be redeemed, in whole or in part, at the option of the Company or a holder thereof; (6) the obligation, if any, of the Company or a holder thereof to redeem, purchase or repay the Junior Subordinated Debentures and the period or periods within which the price or prices and the other terms and conditions upon which the Junior Subordinated Debentures shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation; (7) the denominations in which any Junior Subordinated Debentures shall be issuable;
(8) any additions, modifications or deletions in the Indenture Events of Default or covenants of the Company specified in the Indenture with respect to the Junior Subordinated Debentures; (9) whether the Junior Subordinated Debentures of the series shall be issued in whole or in part in the form of one or more Global Securities and, in such case, the depositary for such Global Securities, which depositary shall be a clearing agency registered under the Exchange Act; (10) any terms and conditions with respect to legal defeasance or covenant defeasance of the Junior Subordinated Debentures and
(11) any other terms of the Junior Subordinated Debentures not inconsistent with the provisions of the Indenture.

SUBORDINATION

  The Junior Subordinated Debentures will be subordinate and junior in right of payment to all Senior Indebtedness of the Company.

  No payment of principal of (including redemption and sinking fund payments), premium, if any, or interest on, the Junior Subordinated Debentures may be made if any Senior Indebtedness is not paid when due, or a default (other than a payment default) has occurred with respect to any Senior Indebtedness permitting the holders to accelerate the maturity thereof and such default has not been cured or waived or has not ceased to exist. If (i) any Senior Indebtedness is not paid when due, whether at the stated maturity of any such payment or by call for redemption, and any applicable grace period with respect to such default has ended with such default remaining uncured, and such default has not been waived or otherwise ceased to exist; (ii) the maturity of any Senior Indebtedness has been accelerated because of default; or (iii) notice has been given of the exercise of an option to require repayment, mandatory payment or prepayment or otherwise of any Senior Indebtedness, then no payment of any principal, including redemption payments, if any, or interest on the Junior Subordinated Debentures may be made. The rights of the holders of the Junior Subordinated Debentures will be subrogated to the rights of the holders of the Senior Indebtedness to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the Junior Subordinated Debentures are paid in full.

  The term "Senior Indebtedness" is defined in the Indenture to mean (i) any payment due in respect of (a) indebtedness of the Company for money borrowed (including any financial derivative, hedging or futures contract or similar instrument) and (b) indebtedness evidenced by securities, debentures, bonds, notes or other similar instruments issued by the Company which, by their terms, are senior or senior subordinated debt securities including, without limitation, all obligations under its indentures with various trustees; (ii) all capital lease obligations; (iii) all obligations issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations of the Company under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business and long-term purchase obligations); (iv) all obligations for the reimbursement of any letter of credit, banker's acceptance, security purchase facility or similar credit transaction; (v) all obligations of the type referred to in clauses (i) through (iv) above of other persons the payment of which the Company is responsible or liable as obligor, guarantor or otherwise; and (vi) all obligations of the type referred to in clauses (i) through (v) above of other persons secured by any lien on any property or asset of the Company (whether or not such obligation is assumed by the Company), except for (1) any such indebtedness that is by its terms subordinated to or pari passu with the Junior Subordinated Debentures and
(2) any unsecured indebtedness between or among the Company or its affiliates.

  The Indenture does not limit the aggregate amount of Senior Indebtedness that the Company may issue. As of September 30, 1996, outstanding Senior Indebtedness of the Company aggregated approximately $4.1 billion.

REDEMPTION

  Any terms for the optional or mandatory redemption of Junior Subordinated Debentures will be set forth in the applicable Prospectus Supplement or a supplement thereto. Except as shall otherwise be provided in the applicable Prospectus Supplement with respect to Junior Subordinated Debentures that are redeemable at the option of the holder, Junior Subordinated Debentures will be redeemable only upon notice by mail not less than 30 nor more than 60 days prior to the date fixed for redemption, and, if less than all the Junior Subordinated Debentures of a series, or any tranche thereof, are to be redeemed, the particular Junior Subordinated Debentures to be redeemed will be selected by such method as shall be provided for any particular series, or in the absence of any such provision, by such method of random selection as the Registrar deems fair and appropriate.

  Any notice of redemption at the option of the Company may state that such redemption will be conditional upon receipt by the Paying Agent, on or prior to the date fixed for such redemption, of money sufficient to pay the principal of premium, if any, and interest, if any, on such Junior Subordinated Debentures and that if such money has not been so received, such notice will be of no force and effect and the Company will not be required to redeem such Junior Subordinated Debentures.

CERTAIN COVENANTS OF THE COMPANY

  The Company will covenant in the Indenture that during any Extension Period, the Company shall not (i) declare or pay any dividend or distribution on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or (ii) make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company that rank pari passu with or junior to the Junior Subordinated Debentures (other than (a) dividends or distributions in common stock of the Company, (b) any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, and (c) purchases of common stock related to the issuance of common stock or rights under any of the Company's benefit plans).

  The Indenture further provides that if there shall have occurred any event that would constitute an Event of Default (as defined below) then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock, and (b) the Company shall not make any payment of interest or principal on or repay, repurchase or redeem any debt securities issued by the Company which rank pari passu with or junior to the Junior Subordinated Debentures.

EVENTS OF DEFAULT

  The Indenture provides that any one or more of the following described events with respect to any series of Junior Subordinated Debentures that has occurred and is continuing constitutes an "Event of Default" with respect to such Junior Subordinated Debentures:

    (i) failure for 60 days to pay any interest on such Junior Subordinated Debentures when due (subject to the deferral of any due date in the case of an Extension Period); or

    (ii) failure to pay any principal or premium, if any, on such Junior Subordinated Debentures when due, whether at maturity, upon redemption by declaration or otherwise, provided, however, that an extension of the maturity of such Junior Subordinated Debentures in accordance with the terms of such Indenture shall not constitute an Event of Default; or

    (iii) failure to observe or perform in any material respect certain other covenants contained in such Indenture for 90 days after written notice to the Company from the Trustee or the holders of at least 25% in aggregate outstanding principal amount of such outstanding Junior Subordinated Debentures; or

    (iv) certain events in bankruptcy, insolvency or reorganization of the Company.

  The holders of a majority in aggregate outstanding principal amount of such Junior Subordinated Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee. The Trustee or the holders of not less than 25% in aggregate outstanding principal amount of such Junior Subordinated Debentures may declare the principal due and payable immediately upon an Event of Default. The holders of a majority in aggregate outstanding principal amount of such Junior Subordinated Debentures may annul such declaration and waive the default if the default (other than the non-payment of the principal of such series of Junior Subordinated Debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Trustee.

  The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures affected thereby may, on behalf of the holders of all the Junior Subordinated Debentures, waive any past default, except a default in the payment of principal or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debenture. The Company is required to file annually with the Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Indenture.

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

  The Indenture provides that the Company shall not consolidate with or merge into any other Person (as defined in the Indenture) or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person shall consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless (i) the Company consolidates with or merges into another Person or conveys or transfers its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any state or the District of Columbia, and such successor Person expressly assumes the Company's obligations on the Junior Subordinated Debentures issued under the Indenture; (ii) immediately after giving effect thereto, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and (iii) certain other conditions as prescribed in the Indenture are met.

REGISTRATION AND TRANSFER

  Junior Subordinated Debentures of any series will be exchangeable for other Junior Subordinated Debentures of the same issue and series, of any authorized denominations, of a like aggregate principal amount, of the same Stated Maturity and bearing the same interest rate.

  Junior Subordinated Debentures may be presented for exchange as provided above, and may be presented for registration of transfer (with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed), at the office of the appropriate Registrar or at the office of any transfer agent designated by the Company for such purpose with respect to any series of Junior Subordinated Debentures and referred to in the applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. The Company will appoint the Trustee as Registrar under the Indenture (in such capacity, the Registrar). If the applicable Prospectus Supplement refers to any transfer agents (in addition to the Registrar) initially designated by the Company with respect to any series of Junior Subordinated Debentures, the Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, provided that the Company maintains a transfer agent in each place of payment for such series. The Company may at any time designate additional transfer agents with respect to any series of Junior Subordinated Debentures.

  In the event of any redemption, neither the Company nor the Trustee shall be required to (i) issue, register the transfer of or exchange Junior Subordinated Debentures of any series during a period beginning at the opening of business 15 days before the day of selection for redemption of Junior Subordinated Debentures of that series and ending at the close of business on the day of mailing of the relevant notice of redemption or (ii) transfer or exchange any Junior Subordinated Debentures so selected for redemption, except, in the case of any Junior Subordinated Debentures being redeemed in part, any portion thereof not to be redeemed.

MODIFICATION OF INDENTURE

  From time to time the Company and the Trustee may, without the consent of the holders of any series of Junior Subordinated Debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of Junior Subordinated Debentures so long as they remain outstanding) and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in principal amount of the Junior Subordinated Debentures affected, to modify the Indenture in a manner affecting the rights of the holders of the Junior Subordinated Debentures; provided, that no such modification may, without the consent of the holder of each outstanding Junior Subordinated Debenture so affected, (i) change the Stated Maturity of any series of Junior Subordinated Debentures, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon (except such extension as is contemplated hereby) or (ii) reduce the percentage of principal amount of such Junior Subordinated Debentures, the holders of which are required to consent to any such modification of the Indenture.

  In addition, the Company and the Trustee may execute, without the consent of any holder of Junior Subordinated Debentures, any supplemental Indenture for the purpose of creating any new series of Junior Subordinated Debentures.

PAYMENT AND PAYING AGENCY

  Payments in respect of the Junior Subordinated Debentures shall be made to DTC (as defined herein), which shall credit the relevant accounts at DTC on the applicable Payment Dates or, if any Junior Subordinated Debentures are not held by DTC, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the securities register. Unless otherwise specified in the applicable Prospectus Supplement, the paying agent (the Paying Agent) shall initially be the Trustee and any co-paying agent chosen by the Trustee and acceptable to the Company. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Trustee and the Company. In the event that the Trustee shall no longer be the Paying Agent, the Company shall appoint a successor to act as Paying Agent.

GOVERNING LAW

  Each Indenture and the Junior Subordinated Debentures will be governed by and construed in accordance with the laws of the State of New York.

SATISFACTION AND DISCHARGE

  Under the terms of the Indenture, the Company will be discharged from any and all obligations in respect of the Junior Subordinated Debentures (except in each case to register the transfer or exchange of the Junior Subordinated Debentures, replace stolen, lost or mutilated Junior Subordinated Debentures, maintain paying agencies and hold moneys for payment in trust) if the Company deposits with the Trustee, in trust, funds in an amount sufficient to pay all the principal of, and interest on, the Junior Subordinated Debentures on the dates such payments are due in accordance with the terms of the Junior Subordinated Debentures.

INFORMATION CONCERNING THE TRUSTEE

  The Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

                              BOOK-ENTRY ISSUANCE

  The Depository Trust Company (DTC) will act as securities depositary for all of the Junior Subordinated Debentures, unless otherwise referred to in the Prospectus Supplement relating to an offering of Junior Subordinated Debentures. The Junior Subordinated Debentures will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered global certificates (each, a Global Security) will be issued for the Junior Subordinated Debentures of each Indenture, representing in the aggregate the total aggregate principal balance of Junior Subordinated Debentures, and will be deposited with DTC.

  DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its Participants deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations (Direct Participants). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with Direct Participants, either directly or indirectly (Indirect Participants). The rules applicable to DTC and its Participants are on file with the Commission.

  Purchases of Junior Subordinated Debentures within the DTC system must be made by or through Direct Participants, which will receive a credit for the Junior Subordinated Debentures on DTC's records. The ownership interest of each actual purchaser of each Junior Subordinated Debenture (Beneficial Owner) is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Junior Subordinated Debentures. Transfers of ownership interests in the Junior Subordinated Debentures are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Junior Subordinated Debentures, except in the event that use of the book-entry system for the Junior Subordinated Debentures is discontinued.

  DTC has no knowledge of the actual Beneficial Owners of the Junior Subordinated Debentures; DTC's records reflect only the identity of the Direct Participants to whose accounts such Junior Subordinated Debentures are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

  Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners and the voting rights of Direct Participants, Indirect Participants and Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

  Redemption notices shall be sent to Cede & Co. as the registered holder of the Junior Subordinated Debentures. If less than all of a series of Junior Subordinated Debentures are being redeemed, DTC's current practice is to determine by lot the amount of the interest of each Direct Participant to be redeemed.

  Although voting with respect to the Junior Subordinated Debentures is limited to the holders of record of the Junior Subordinated Debentures, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Junior Subordinated Debentures. Under its usual procedures, DTC would mail an omnibus proxy (the Omnibus Proxy) to the Trustee as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts such Junior Subordinated Debentures are credited on the record date (identified in a listing attached to the Omnibus Proxy).

  Interest payments on the Junior Subordinated Debentures will be made by the Trustee to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participant and not of DTC, the Trustee or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment to DTC is the responsibility of the Trustee, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursements of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

  DTC may discontinue providing its services as securities depositary with respect to any of the Junior Subordinated Debentures at any time by giving reasonable notice to the Trustee and the Company. In the event that a successor securities depositary is not obtained, definitive Junior Subordinated Debenture certificates representing such Junior Subordinated Debentures are required to be printed and delivered. The Company, at its option, may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depository). After an Event of Default, the holders of a majority in aggregate principal amount of Junior Subordinated Debentures may determine to discontinue the system of book-entry transfers through DTC. In any such event, definitive certificates for such Junior Subordinated Debentures will be printed and delivered.

  The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Company believes to be accurate, but the Company assumes no responsibility for the accuracy thereof. The Company does not have any responsibility for the performance by DTC or its Participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

                              PLAN OF DISTRIBUTION

  The Junior Subordinated Debentures may be sold in a public offering to or through underwriters or dealers designated from time to time. The Company may sell Junior Subordinated Debentures as soon as practicable after effectiveness of the Registration Statement of which this Prospectus is a part. The names of any underwriters or dealers involved in the sale of the Junior Subordinated Debentures in respect of which this Prospectus is delivered, the number of Junior Subordinated Debentures to be purchased by any such underwriters and any applicable commissions or discounts will be set forth in the Prospectus Supplement.

  Underwriters may offer and sell Junior Subordinated Debentures at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. In connection with the sale of Junior Subordinated Debentures, underwriters may be deemed to have received compensation from the Company in the form of underwriting discounts or commissions and may also receive commissions. Underwriters may sell Junior Subordinated Debentures to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters.

  Any underwriting compensation paid by the Company to underwriters in connection with the offering of Junior Subordinated Debentures, and any discounts, concessions or commissions allowed by such underwriters to participating dealers, will be described in a Prospectus Supplement. Underwriters and dealers participating in the distribution of Junior Subordinated Debentures may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of such Junior Subordinated Debentures may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters and dealers may be entitled, under agreement with the Company, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by the Company for certain expenses.

  In connection with the offering of the Junior Subordinated Debentures, the Company may grant to the underwriters an option to purchase additional Junior Subordinated Debentures to cover over-allotments, if any, at the initial public offering price (with an additional underwriting commission), as may be set forth in the accompanying Prospectus Supplement. If the Company grants any over-allotment option, the terms of such over-allotment option will be set forth in the Prospectus Supplement for such Junior Subordinated Debentures.

  Underwriters and dealers may engage in transactions with, or perform services for, the Company and/or any of its affiliates in the ordinary course of business.

  The Junior Subordinated Debentures will be new issues of securities and will have no established trading market. Any underwriters to whom Junior Subordinated Debentures are sold for public offering and sale may make a market in such Junior Subordinated Debentures, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Such Junior Subordinated Debentures may or may not be listed on a national securities exchange or the Nasdaq National Market. No assurance can be given as to the liquidity of or the existence of trading markets for any Junior Subordinated Debentures.

                             VALIDITY OF SECURITIES

  Unless otherwise indicated in the applicable Prospectus Supplement, certain legal matters will be passed upon for the Company by Hunton & Williams, Richmond, Virginia, counsel to the Company. The validity of the Junior Subordinated Debentures will be passed upon for the Underwriters by McGuire, Woods, Battle & Boothe, L.L.P., Richmond, Virginia, which also performs certain legal services for Dominion Resources, Inc. and its affiliates on other matters.

                                    EXPERTS

  The consolidated financial statements of the Company and subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1995, have been audited by Deloitte & Touche LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedules are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The estimated expenses in connection with the issuance and distribution of the Securities covered by this Registration Statement, other than underwriting discounts and commissions, are as follows:

      SEC registration fee (actual)................................. $  121,212
      Printing fees and expenses....................................    300,000
      Legal fees and expenses.......................................    175,000
      Accounting fees and expenses..................................     50,000
      New York Stock Exchange Listing Fee...........................    100,000
      Rating Agency Fees............................................    160,000
      Trustees' Fees and Expenses...................................     60,000
      Other.........................................................     48,288
                                                                     ----------
        Total....................................................... $1,014,500
                                                                     ==========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Article VI of the Restated Articles of Incorporation, as amended, of the registrant provides that the registrant shall indemnify its directors and officers to the fullest extent permitted by law. Article 10, Chapter 9, Title
13.1 of the Code of Virginia of 1950, as amended, permits indemnification of directors and officers, but does not permit indemnification against willful misconduct or a knowing violation of the criminal law. The registrant maintains director and officer liability insurance protecting the registrant's directors and officers against certain claims resulting from their service in such capacities, and the registrant from the liability assumed by it in accordance with Article VI of its Restated Articles of Incorporation, as amended. The current policy covers all occurrences during the period ending September 1, 1999, and is expected to be renewed in the ordinary course of business. In general, the policy provides coverage for any misstatement, misleading statement, act, omission, neglect or breach of duty committed or attempted by a director or officer, but excludes, among other things, acts of deliberate dishonesty, and acts for personal profit or advantage to which the director or officer was not entitled.

ITEM 16. EXHIBITS.

   1     Form of Underwriting Agreement for Junior Subordinated Debentures.

   4(a) Subordinated Note Indenture, dated as of August 1, 1995 between Virginia Electric and Power Company and The Chase Manhattan Bank (formerly known as Chemical Bank), as Trustee, as supplemented to the date hereof.

   4(b) Form of Supplemental Junior Subordinated Indenture (retail) between Virginia Electric and Power Company and The Chase Manhattan Bank, as Trustee.

   4(c) Form of Supplemental Junior Subordinated Indenture (institutional) between Virginia Electric and Power Company and The Chase Manhattan Bank, as Trustee.

   5     Opinion and Consent of Hunton & Williams.

   8     Tax Opinion of Hunton & Williams.

  12     Computation of Ratio of Earnings to Fixed Charges.

  23(a)  Consent of Deloitte & Touche LLP.

  23(b)  Consent of Hunton & Williams (contained in Exhibits 5 and 8).

  24 Powers of Attorney with respect to the Company's officers and directors (included herein).

  25 Form T-1 Statement of Eligibility of The Chase Manhattan Bank to act as trustee under the Subordinated Note Indenture.

  99(a)  Form of Prospectus Supplement (Retail)

  99(b)  Form of Prospectus Supplement (Institutional)

ITEM 17. UNDERTAKINGS.


  (a) The undersigned Registrant hereby undertakes:

  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

    (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

    (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in effective registration statement; and

    (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in post-effective amendment by those paragraphs is contained in periodic reports filed by a Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

  (2) that, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, filing a Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by the controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF RICHMOND, COMMONWEALTH OF VIRGINIA ON THE 28TH DAY OF JANUARY, 1997.

                                          Virginia Electric and Power Company

                                                    John B. Adams, Jr.
                                          By: _________________________________
                                                    John B. Adams, Jr.
                                            Chairman of the Board of Directors

                               POWER OF ATTORNEY

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS ON JANUARY 28, 1997 IN THE CAPACITIES INDICATED. EACH PERSON BELOW HEREBY CONSTITUTES AND APPOINTS EACH AGENT FOR SERVICE NAMED IN THIS REGISTRATION STATEMENT, HIS OR HER TRUE AND LAWFUL ATTORNEY AND AGENT, TO DO ANY AND ALL ACTS EXECUTE ANY AND ALL AND INSTRUMENTS FOR HIM OR HER AND IN HIS OR HER NAME IN THE CAPACITY INDICATED BELOW, WHICH SUCH ATTORNEYS AND AGENTS, OR ANY OF THEM, MAY DEEM NECESSARY OR ADVISABLE TO ENABLE VIRGINIA ELECTRIC AND POWER COMPANY TO COMPLY WITH THE SECURITIES ACT OF 1933, AND ANY RULES, REGULATIONS AND REQUIREMENTS OF THE SECURITIES AND EXCHANGE COMMISSION, IN CONNECTION WITH THIS REGISTRATION STATEMENT, INCLUDING SPECIFICALLY, BUT WITHOUT LIMITATION, POWER AND AUTHORITY TO SIGN AMENDMENTS (INCLUDING POST EFFECTIVE AMENDMENTS) AND ANY RELATED REGISTRATION STATEMENT, OR AMENDMENT THERETO, FILED PURSUANT TO RULE 462(B) PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

              SIGNATURE                                   TITLE

         John B. Adams, Jr.               Chairman of the Board of Directors
-------------------------------------      and Director
         JOHN B. ADAMS, JR.

             J.T. Rhodes                  President (Chief Executive Officer)
-------------------------------------      and Director
             J.T. RHODES

           James F. Betts                 Director
-------------------------------------
           JAMES F. BETTS

            Jean E. Clary                 Director
-------------------------------------
            JEAN E. CLARY

      Benjamin J. Lambert, III            Director
-------------------------------------
      BENJAMIN J. LAMBERT, III

              SIGNATURE                                   TITLE

       Richard L. Leatherwood             Director
-------------------------------------
       RICHARD L. LEATHERWOOD

       Harvey L. Lindsay, Jr.             Director
-------------------------------------
       HARVEY L. LINDSAY, JR.

           William T. Roos                Director
-------------------------------------
           WILLIAM T. ROOS

          Robert H. Spilman               Director
-------------------------------------
          ROBERT H. SPILMAN

          William G. Thomas               Director
-------------------------------------
          WILLIAM G. THOMAS

           E.M. Roach, Jr.                Senior Vice President Finance,
-------------------------------------      Regulation and General Counsel
           E.M. ROACH, JR.                 (Chief Financial Officer)

          M.S. Bolton, Jr.                Controller (Principal Accounting
-------------------------------------      Officer)
          M.S. BOLTON, JR.